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                  MASTER SECONDED EMPLOYEE SERVICES AGREEMENT

THIS MASTER SECONDED EMPLOYEE SERVICES AGREEMENT, dated January __, 1999 (this "Agreement"), is between
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UNITED INTERNATIONAL HOLDINGS, INC. ("UIH"), a corporation organized under the
                                      ---
laws of the State of Delaware, U.S.A., and

UNITED PAN-EUROPE COMMUNICATIONS N.V. ("UPC"), a company organized under the
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laws of the Netherlands.

                                    Recitals
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A.   UIH has seconded certain of its employees to UPC and to certain entities
     (the "Operating Companies") operating multi-channel subscription television
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     systems and other businesses in which UPC owns interests.

B. This Agreement sets forth the terms and conditions upon which certain employees of UIH have been, or may be, seconded to UPC and the Operating Companies.

                                   Agreement
                                   ---------

The parties hereto agree as follows:

1.   Definitions.  As used in this Agreement, the following terms shall have the
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     following meanings:

     a. "Affiliate" means, with respect to any Person, any other Person who or
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        which, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such Person. For this purpose, "control" means the power to manage, directly or
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        indirectly, the operation of the business of a Person, whether through the ownership or voting securities, by contract or otherwise.

     b. "Costs" has the meaning specified in Section 3(a).
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     c. "Indemnified Party"  has the meaning specified in Section 4(c).
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     d. "Indemnifying Party" has the meaning specified in Section 4(c).
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     e. "Operating Companies" has the meaning specified in Recital A.
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     f. "Person" means any individual, corporation, partnership, firm, joint
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        venture, joint stock company, limited liability company, trust, estate, unincorporated organization, governmental or regulatory body or other entity.
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     g. "Seconded Employees"  means the individuals seconded pursuant to this
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        Agreement.

     h. "UIH Losses"  has the meaning specified in Section 4(a).
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     i. "UPC Losses" has the meaning specified in Section 4(b).
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2.   Secondments.
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     a. Seconded Employees; Reassignment.  All employees and consultants of UIH
        --------------------------------
        that are now seconded to UPC or to its Operating Companies as evidenced by the books and records of UIH will continue to be seconded pursuant to this Agreement. In addition, at UPC's request, UIH may second additional employees and consultants to UPC or its Operating Companies from time to time as agreed by the parties hereto and pursuant to this Agreement. Each Seconded Employee may be reassigned by UPC to another Operating Company at any time subject to such Seconded Employee's secondment agreement with UIH and UPC ("Employee Contract"), but without UIH's consent, unless such consent or the approval of UIH or its representatives is required pursuant to the terms of any other agreement or understanding concerning UPC.

     b. Work Permits; No Alteration of Employment Contracts.  With respect to
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        each Seconded Employee and where appropriate, UPC shall obtain, or shall cause to be obtained, any visas, work permits and such other permissions or consents of whatever nature that may be necessary and arrange for any medical examinations or medical reports that may be required. If any of the foregoing visas, permits, permissions or consents are already in place in UIH's name, such visas, permits, permissions or consents shall be deemed, as between the parties hereto, to be in UPC's name. Except for its right to terminate any Seconded Employee's employment according to Section 2(d) and during the period of such Seconded Employee's secondment hereunder, UIH shall not alter any terms of the Employee Contract or any agreement or other document evidencing such Seconded Employee's employment without UPC's prior written consent, except that without UPC's consent UIH, on its own initiative or at the direction of its third-party insurance carriers, may change the terms and features of its standard benefit package, its "Tax Equalization Policy" and its policies regarding repatriation of Seconded Employees.

     c. Rights and Duties; Employees of UIH.  During the period that the
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        Seconded Employees are seconded hereunder, (i) they shall have the rights, duties and responsibilities assigned from time to time by UPC or an Operating Company, as applicable, pursuant to the terms of the governing documents of such Person; and (ii) they shall remain employees of UIH and shall continue to receive their salaries and other employee benefits from UIH. UPC and any Operating Company may provide additional remuneration to any Seconded Employee.

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     d. Termination of Secondments; Termination of Employment.  UPC may
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        terminate pursuant to the terms of the Employee Contract any secondment hereunder at any time without UIH's consent, unless such consent or the approval of UIH or its representatives is required pursuant to the terms of any other agreement or understanding concerning UPC. If a Seconded Employee's employment is terminated for any reason, such Seconded Employee's secondment pursuant to this Agreement shall terminate automatically on the date the Seconded Employee's employment terminates. UIH may terminate any Seconded Employee's employment, at any time without UPC's consent, (i) if the Seconded Employee's conduct constitutes willful misconduct that is materially injurious to UIH or the Seconded Employee's conduct would constitute a felony or other crime of moral turpitude where committed, (ii) if the Seconded Employee dies or becomes disabled or (iii) if UPC terminates the Seconded Employee's secondment hereunder. If UIH terminates any Seconded Employee's employment in accordance with the preceding sentence, UPC shall bear all the Costs of separation or severance resulting therefrom. If UIH terminates any Seconded Employee's employment otherwise, UIH shall bear all Costs of separation or severance resulting therefrom.

3.   Reimbursement of Costs.
     ----------------------

     a. Costs.  UPC shall reimburse UIH for all costs, expenses, charges and
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        disbursements (the "Costs") incurred by UIH in connection with
                            -----
        secondment of the Seconded Employees to UPC, including without limitation any cost, expense, charge or disbursement arising by virtue of the terms of any agreement or other document evidencing any Seconded Employee's employment, any compensation and employee benefits paid to or provided for the Seconded Employees, any cost of living differential, any housing allowance, any tax equalization cost borne by UIH relating to the period of secondment, relocation costs incurred by UIH in connection with sending the Seconded Employees to the location for their secondments, repatriation costs incurred by UIH in connection with returning the Seconded Employees to the United States of America, any automobile expense, any temporary living expense, any home leave expense and any other out-of-pocket expense incurred by UIH in connection with this Agreement and employment of the Seconded Employees. UPC shall reimburse, or shall cause the appropriate Operating Company to reimburse, the Seconded Employees directly for any out-of-pocket expenses incurred by them in connection with the performance of their services to UPC or the Operating Companies, as applicable, and if UIH has paid or reimbursed such expenses, UPC shall reimburse UIH for such expenses.

     b. Invoices; Payment.  UIH shall invoice UPC periodically for the Costs.
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        UPC will pay, or cause its Operating Companies to pay, as applicable, all such invoices promptly, but not later than 30 days after UPC receives such invoices, in immediately available, U.S. dollar funds and in accordance with the other payment instructions indicated thereon. Interest on late payments shall accrue at the Dutch statutory rate.

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

     c. Tax Gross Up.  All payments to UIH hereunder shall be received by UIH
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        without deduction for any taxes. If UPC or any Operating Company is required by law to withhold or otherwise deduct any taxes in respect of any sum payable to UIH hereunder, the sum payable to UIH shall be increased by the amount necessary so that after making all required deductions, including deductions applicable to additional sums by which the original sum payable to UIH is increased pursuant to this Section 3(c), UIH shall receive an amount equal to the sum it would have received had no such deductions been made. If UPC or such Operating Company deducts withholding taxes from any sums payable to UIH hereunder, then UPC shall deliver, or cause such Operating Company to deliver, to UIH at the same time that such sums are due and payable to UIH, the original of a document evidencing the payment of such withholding taxes.

4.   Liability/Indemnity.
     -------------------

     a. UIH Losses.  UPC is responsible for the supervision of the Seconded
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        Employees during their secondment hereunder. UPC indemnifies UIH and holds harmless UIH, its Affiliates, and except for the Seconded Employee in question, its and their officers, directors, employees and agents from and against all liabilities, losses, costs or expenses (including reasonable attorneys' fees and expenses) actually incurred by UIH resulting from (i) any act, error or omission, intentional, negligent or otherwise, of any Seconded Employee as though such Seconded Employee were UPC's employee or (ii) the willful misconduct or gross negligence of UPC in performing its obligations under this Agreement (all such liabilities, losses, costs or expenses, collectively "UIH Losses").
                                                              ----------

     b. UPC Losses.  UIH indemnifies UPC and holds harmless UPC, its Affiliates,
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        and except for the Seconded Employee in question, its and their officers, directors, employees and agents from and against all liabilities, losses, costs or expenses (including reasonable attorneys' fees and expenses) actually incurred by UPC resulting from the willful misconduct or gross negligence of UIH in performing its obligations under this Agreement (all such liabilities, losses, costs or expenses, collectively "UPC Losses"). UIH shall not be liable for any liabilities,
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        losses costs or expenses, consequential or otherwise, arising from, in whole or in part, any Seconded Employee, which shall be the sole responsibility of UPC.

     c. Indemnification Procedure; Notice; Defense.  Promptly after becoming
        ------------------------------------------
        aware of any UIH Losses or UPC Losses, as applicable, or the making of any claim or demand by any third party that may result in the incurrence of a UIH Loss or a UPC Loss, as applicable, the party indemnified (the "Indemnified Party") pursuant to this Section 4 will notify the party
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        providing indemnification (the "Indemnifying Party") pursuant to Section
                                        ------------------
        4 of this Agreement of such incurrence, claim or demand; provided, that the failure of the Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability under Section 4(a) or 4(b) hereof, as applicable, except if


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        the Indemnifying Party has been prejudiced by such failure to be so notified. In case of any notice to the Indemnifying Party, the Indemnifying Party shall be entitled to participate in, and, if it wishes, to assume, the defense of any such claim or demand and, after notice of its intent to assume such defense, the Indemnifying Party will not be liable for any attorney's fees or other expenses subsequently incurred by the Indemnified Party in connection with such claim; provided that the Indemnified Party shall have the right to employ
        --------
        counsel to represent it if, in the reasonable judgment of the Indemnified Party's counsel, there is reasonably likely to be a conflict of interest such that representation of the Indemnifying Party and the Indemnified Party by the same counsel would violate the Code of Professional Responsibility or similar rules, in which event the reasonable fees and expenses of appropriate separate counsel shall be borne by the Indemnifying Party. If the Indemnifying Party does not elect within a reasonable time after receipt of notice to assume the defense of any suit brought to enforce a claim or demand referred to above, the Indemnified Party shall be entitled to assume the control of such defense, in which case the reasonable fees and expenses incurred by such Indemnified Party in the conduct of such defense, including the reasonable fees and expenses of counsel, shall be reimbursed by the Indemnifying Party as the same are incurred from time to time by such Indemnifying Party. In no event shall an Indemnifying Party be liable for the fees and expenses of more than one counsel for an Indemnified Party (in addition to local counsel) in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened claim or action in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party unless such settlement includes an unconditional release of such Indemnified Party from all liability on any claims that are the subject matter of such action.

5.   Term; Termination; Survival.
     ---------------------------

     a. This Agreement is effective on the date hereof, and shall continue until the date of its termination pursuant to Section 5(b).

     b. This Agreement shall terminate upon the first to occur of the following events: (i) upon written agreement of the parties hereto to terminate this Agreement; (ii) December 31, 2009; or (iii) upon written notice by one party to the other party at any time after the occurrence of a material default or breach of any provision of this Agreement by the other party that continues uncured for 30 days, after deliver to the other party of written notice thereof. If this Agreement is terminated pursuant to clause (iii) of this Section 5(b) because UPC has committed a material default or breach that continues uncured for the required time period, UPC shall bear all the Costs of separation or severance of any Seconded Employee's employment resulting from such termination. If this Agreement is terminated pursuant to clause (iii) of this Section 5(b) because UIH has committed a material default or breach that continues
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

        uncured for the required time period, UIH shall bear all the Costs of separation or severance of any Seconded Employee's employment resulting from such termination.

     c. No termination of this Agreement shall affect any obligations of the parties hereto arising before or as a result of circumstances in existence before such termination. The provisions contained in this
        Section 5 and Sections 4, 6, 7 and 8 shall survive any termination of this Agreement.

6.   Confidentiality.  Each party hereto shall maintain in confidence, treat as
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     proprietary and take all reasonable measures to prevent disclosure of all information and records (with the exception of publicly available information and records) concerning the Seconded Employees, and will not use or disclose such information and records other than for performance of such party's obligations hereunder or as such party may consider necessary or appropriate pursuant to reporting requirements or other disclosure obligations under law.

7.   Assignment.  Except as otherwise provided herein, neither party hereto may
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     assign or transfer any of its interests, or delegate any of its obligations, hereunder without the prior written consent of the other party. UIH, upon written notice to UPC, may assign its interests in, and delegate its obligations under, this Agreement to any Affiliate and upon such assignment, UIH shall have no further obligations or liability hereunder. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

8.   Miscellaneous.
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     a. Amendment; Waiver.  Except as otherwise provided in Section 8(h), this
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        Agreement may not be amended nor may any rights hereunder be waived except by an instrument in writing signed by the parties hereto. The waiver of any breach of any term or condition hereof shall not be deemed a waiver of any other or subsequent breach. No failure to exercise and no delay in exercising, on the part of either party hereto, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies at law.

     b. Independent Contractor.  UIH is an independent contractor and nothing in
        ----------------------
        this Agreement shall be deemed or construed by the parties hereto or any third party as creating the relationship of principal and agent, employer and employee, master and servant, partnership or joint venture between the parties hereto. Nothing herein shall prevent or prohibit UIH or any of its Affiliates from providing to any other Person services the same as or similar to the services to be performed for UPC hereunder.


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

     c. Further Assurances.  Each party hereto shall execute, acknowledge,
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        deliver, file and record such further certificates, amendments, instruments, agreements and documents, and do all such other acts and things, as may be required by law or as, in the reasonable opinion of either party hereto, may be necessary or advisable to carry out the intents and purposes hereof.

     d. Headings.  Titles and headings of the sections of this Agreement are for
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        convenience of reference only and do not form a part of this Agreement and shall not in any way affect the interpretation of this Agreement.

     e. Entire Agreement.  This Agreement is the entire agreement and
        ----------------
        understanding between the parties hereto concerning the subject matter hereof and supersedes and replaces all prior agreements and understandings between the parties hereto with respect thereto.

     f. Severability.  If any provision of this Agreement or the application
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        thereof to any Person or circumstance is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provisions to such Persons or circumstances other than those as to which it has been invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

     g. Governing Law.  This Agreement shall be governed by and construed in
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        accordance with the laws of the State of Colorado, USA, other than its rules of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

     h. Notices.  All notices, demands or other communications to be given under
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        or by reason of this Agreement shall be in writing and shall be deemed to have been received when delivered personally, by facsimile or mailed by certified or registered mail, return receipt requested and postage prepaid, as follows:

               (i)  If to UIH, to it at:

                    United International Holdings, Inc.
                    4643 South Ulster Street, Suite 1300
                    Denver, Colorado 80237, U.S.A.

                    Facsimile: +1 (303) 770-4207

                    Attention:  President
                    Copy to:    Legal Department

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

               (ii) If to UPC, to it at:

                    United Pan-Europe Communications N.V.
                    Fred. Roeskestraat 123
                    1076 EE Amsterdam
                    The Netherlands

                    Facsimile: +31 (20) 778-9881

                    Attention: President

                    Copy to:   Legal Department

Either party hereto may change its address for notices, demands and other communications hereunder by giving notice of such change to the other party in accordance with this Section 8(h).

     i. No Third-Party Beneficiaries.   Notwithstanding anything to the contrary
        ----------------------------
        herein, no Person shall be a third-party beneficiary to this Agreement.

     j. Counterparts.  This Agreement may be executed in one or more
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        counterparts, each of which, when executed, shall constitute an original of this Agreement, and all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Master Seconded Employee Services Agreement as set forth above.

                           UNITED INTERNATIONAL HOLDINGS, INC.



                           By:
                               -------------------------------------
                           Name:
                           Its:

                           UNITED PAN-EUROPE COMMUNICATIONS  N.V.



                           By:
                               -------------------------------------
                           Name:
                           Its:



                           By:
                               -------------------------------------
                           Name:
                           Its:


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